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                                                                 Exhibit 10.60

                                    SINA.COM

                              EMPLOYMENT AGREEMENT

        This Employment Agreement (the "Agreement") is dated as of June 1, 2002 by and between Charles Guowei Chao ("Executive") and SINA.COM, a Cayman Islands company (the "Company").

        1. TERM OF AGREEMENT. This Agreement shall commence on the date hereof and shall have a term of three years (the "Original Term"). This Agreement may be terminated by either party, with or without cause, on 30 days' written notice to the other party. This Agreement may be extended for an additional one year after the end of the Original Term if the parties mutually agree in writing to such extension.

        2. DUTIES.

               (a) POSITION. Executive shall be employed as Chief Financial Officer, and as such will have responsibility for accounting, tax, treasury, investor relations and all internal and external reporting, as well as for the Company's human resources and will report to the Company's Chief Executive Officer and will be expected to provide full disclosure to senior management and members of the Board of financial conditions, financial outlook and financial implications of strategic options.

               (b) OBLIGATIONS TO THE COMPANY. Executive agrees to the best of his ability and experience that he will at all times loyally and conscientiously perform all of the duties and obligations required of and from Executive pursuant to the express and implicit terms hereof, and to the reasonable satisfaction of the Company. During the term of Executive's employment relationship with the Company, Executive further agrees that he will devote all of his business time and attention to the business of the Company, the Company will be entitled to all of the benefits and profits arising from or incident to all such work services and advice, Executive will not render commercial or professional services of any nature to any person or organization, whether or not for compensation, without the prior written consent of the Company's Board of Directors, and Executive will not directly or indirectly engage or participate in any business that is competitive in any manner with the business of the Company. Nothing in this Agreement will prevent Executive from accepting speaking or presentation engagements in exchange for honoraria or from serving on boards of charitable organizations, or from owning no more than 1% of the outstanding equity securities of a corporation whose stock is listed on a national stock exchange or the Nasdaq National Market. Executive will comply with and be bound by the Company's operating policies, procedures and practices from time to time in effect during the term of Executive's employment.

        3. AT-WILL EMPLOYMENT. The Company and Executive acknowledge that Executive's employment is and shall continue to be at-will, as defined under applicable law, and that Executive's employment with the Company may be terminated by either party at any time for any or no reason. If Executive's employment terminates for any reason, Executive shall not be entitled to any payments, benefits, damages, award or compensation other than as provided in this Agreement. The rights and duties created by this Section 3 may not be modified in any way except by a written agreement approved by the Board of Directors of the Company.



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        4. COMPENSATION. For the duties and services to be performed by
Executive hereunder, the Company shall pay Executive, and Executive agrees to accept, the salary, stock options, bonuses and other benefits described below in this Section 4.

               (a) SALARY. Executive shall receive a monthly salary of US$15,833, which is equivalent to US$190,000 on an annualized basis. Executive's monthly salary will be payable pursuant to the Company's normal payroll practices for payment of compensation to executives. Executive's salary will be reviewed at the time determined appropriate by the Board or Directors of the Company or its Compensation Committee, and any increase will be effective as of the date determined appropriate by the Board or its Compensation Committee.

               (b) STOCK OPTIONS AND OTHER INCENTIVE PROGRAMS. Executive shall be eligible to participate in any stock option or other incentive programs available to officers or employees of the Company.

               (c) BONUSES. Executive's entitlement to incentive bonuses from the Company is discretionary and shall be determined by the Board of Directors of the Company, or its Compensation Committee, in good faith based upon the extent to which Executive's individual performance objectives and the Company's profitability objectives and other financial and nonfinancial objectives are achieved during the applicable bonus period. In the event of Executive's termination of employment on account of death or Disability during the term of this Agreement, the Company shall pay to Executive or Executive's estate the bonus Executive would have earned during the entire year in which death or Disability occurred.

               (d) ADDITIONAL BENEFITS. Executive will be eligible to participate in the Company's employee benefit plans of general application, including without limitation, those plans covering medical, disability and life insurance in accordance with the rules established for individual participation in any such plan and under applicable law. Executive will be eligible for vacation and sick leave in accordance with the policies in effect during the term of this Agreement and will receive such other benefits as the Company generally provides to its other employees of comparable position and experience.

               (e) REIMBURSEMENT OF EXPENSES. Executive shall be authorized to incur on behalf and for the benefit of, and shall be reimbursed by, the Company for reasonable expenses, provided that such expenses are substantiated in accordance with Company policies.

        5. TERMINATION OF EMPLOYMENT AND SEVERANCE BENEFITS.

               (a) TERMINATION OF EMPLOYMENT. This Agreement may be terminated during its Original Term (or any extension thereof) upon the occurrence of any of the following events:

                      (i) The Company's determination in good faith that it is terminating Executive for Cause (as defined in Section 6 below) ("Termination for Cause");

                      (ii) The Company's determination that it is terminating Executive without Cause, which determination may be made by the Company at any time at the Company's sole discretion, for any or no reason ("Termination Without Cause");




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                      (iii) The effective date of a written notice sent to the
Company from Executive stating that Executive is electing to terminate his employment with the Company ("Voluntary Termination");

                      (iv) A change in Executive's status such that a Constructive Termination (as defined in Section 5(b)(iv) below) has occurred; or

                      (v) Following Executive's termination of employment on account of death or Disability (as defined in Section 7 below).

               (b) SEVERANCE BENEFITS. Executive shall be entitled to receive severance benefits upon termination of employment only as set forth in this
Section 5(b):

                      (i) VOLUNTARY TERMINATION. If Executive's employment terminates by Voluntary Termination, then Executive shall not be entitled to receive payment of any severance benefits. Executive will receive payment(s) for all salary and unpaid vacation accrued as of the date of Executive's termination of employment and Executive's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with applicable law.

                      (ii) INVOLUNTARY TERMINATION. If Executive's employment is terminated under Section 5(a)(ii) or 5(a)(iv) above (such termination, an "Involuntary Termination"), Executive will be entitled to receive payment of severance benefits equal to Executive's regular monthly salary for the larger of
(i) 12 months or (ii) the remainder of the Term of this Agreement (the "Severance Period") provided that Executive agrees to release the Company from any and all claims arising from or related to the employment relationship or such termination and executes an release agreement as requested by the Company at the time of such termination. Such payments shall be made ratably over the Severance Period according to the Company's standard payroll schedule. Executive will also be entitled to receive payment on the date of termination of any bonus payable under Section 4(c). Health insurance benefits with the same coverage provided to Executive prior to the termination (e.g. medical, dental, optical, mental health) and in all other respects significantly comparable to those in place immediately prior to the termination will be provided at the Company's cost over the Severance Period. Any unvested stock options or shares of restricted stock held by Executive as of the date of Executive's termination of employment shall continue to vest through the end of the Severance Period according to the vesting schedule set forth in any agreement between Executive and the Company governing the issuance to Executive of such securities.

                      (iii) TERMINATION FOR CAUSE. If Executive's employment is terminated for Cause, then Executive shall not be entitled to receive payment of any severance benefits. Executive will receive payment(s) for all salary and unpaid vacation accrued as of the date of Executive's termination of employment and Executive's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with applicable law.

                      (iv) CONSTRUCTIVE TERMINATION. "Constructive Termination" shall be deemed to occur if (A)(1) there is an adverse change in Executive's position causing such position to be of reduced stature or responsibility, or
(2) a reduction of more than 10% of Executive's base compensation unless in connection with similar decreases of other similarly situated employees of the Company; and (B) within the 30-day period immediately following such change or reduction Executive elects to terminate his employment voluntarily.




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                      (v) TERMINATION BY REASON OF DEATH OR DISABILITY. In the
event that Executive's employment with the Company terminates as a result of Executive's death or Disability (as defined in Section 7 below), Executive or Executive's estate or representative will receive all salary and unpaid vacation accrued as of the date of Executive's death or Disability and any other benefits payable under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of death or Disability and in accordance with applicable law. In addition, Executive's estate or representative will receive the amount of Executive's target bonus for the fiscal year in which the death or Disability occurs to the extent that the bonus has been earned as of the date of Executive's death or Disability, as determined by the Board of Directors or its Compensation Committee based on the specific corporate and individual performance targets established for such fiscal year.

        6. DEFINITION OF CAUSE. For purposes of this Agreement, "Cause" for Executive's termination will exist at any time after the happening of one or more of the following events:

               (a) Executive's willful misconduct or gross negligence in performance of his duties hereunder, including Executive's refusal to comply in any material respect with the legal directives of the Company's Board of Directors so long as such directives are not inconsistent with the Executive's position and duties, and such refusal to comply is not remedied within 10 working days after written notice from the Board of Directors, which written notice shall state that failure to remedy such conduct may result in Termination for Cause;

               (b) Dishonest or fraudulent conduct, a deliberate attempt to do an injury to the Company, or conduct that materially discredits the Company or is materially detrimental to the reputation of the Company, including conviction of a felony; or

               (c) Executive's incurable material breach of any element of the Company's Confidential Information and Invention Assignment Agreement, including without limitation, Executive's theft or other misappropriation of the Company's proprietary information.

        7. DEFINITION OF DISABILITY. For purposes of this Agreement, "Disability" shall mean that Executive has been unable to perform his duties hereunder as the result of his incapacity due to physical or mental illness, and such inability, which continues for at least 120 consecutive calendar days or 150 calendar days during any consecutive twelve-month period, if shorter, after its commencement, is determined to be total and permanent by a physician selected by the Company and its insurers and acceptable to Executive or to Executive's legal representative (with such agreement on acceptability not to be unreasonably withheld).

        8. CONFIDENTIALITY AGREEMENT. Executive shall sign, or has signed, a Confidential Information and Invention Assignment Agreement (the "Confidentiality Agreement") substantially in the form attached hereto as Exhibit A. Executive hereby represents and warrants to the Company that he has complied with all obligations under the Confidentiality Agreement and agrees to continue to abide by the terms of the Confidentiality Agreement and further agrees that the provisions of the Confidentiality Agreement shall survive any termination of this Agreement or of Executive's employment relationship with the Company.

        9. NONCOMPETITION COVENANT. Executive hereby agrees that he shall not, during the term of his employment pursuant to this Agreement and the Severance Period, if any, do any of the following without the prior written consent of the Company's Board of Directors:




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               (a) COMPETE. Carry on any business or activity (whether directly or indirectly, as a partner, stockholder, principal, agent, director, affiliate, employee or consultant) which is competitive with the business conducted by the Company (as conducted now or during the term of Executive's employment), nor engage in any other activities that conflict with Executive's obligations to the Company.

               (b) SOLICIT BUSINESS. Solicit or influence or attempt to influence any client, customer or other person either directly or indirectly, to direct his or its purchase of the Company's products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company.

               (c) SOLICIT PERSONNEL. During the term of this Agreement and for a period of 12 months thereafter, solicit or influence or attempt to influence any person employed by the Company to terminate or otherwise cease his employment with the Company or become an employee of any competitor of the Company. This Section 9(c) is to be read in conjunction with Section 6 of the Confidential Information and Invention Assignment Agreement executed by Executive.

        10. CONFLICTS. Executive represents that his performance of all the terms of this Agreement will not breach any other agreement to which Executive is a party. Executive has not, and will not during the term of this Agreement, enter into any oral or written agreement in conflict with any of the provisions of this Agreement. Executive further represents that he is entering into or has entered into an employment relationship with the Company of his own free will and that he has not been solicited as an employee in any way by the Company.

        11. SUCCESSORS. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agrees expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all of Executive's rights hereunder shall inure to the benefit of, and be enforceable by, Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

        12. MISCELLANEOUS PROVISIONS.

               (a) NO DUTY TO MITIGATE. Executive shall not be required to mitigate the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor, except as otherwise provided in this Agreement, shall any such payment be reduced by any earnings that Executive may receive from any other source.

               (b) AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived only with the written consent of the parties.

               (c) SOLE AGREEMENT. This Agreement, including any Exhibits hereto, constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

               (d) NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or 48 hours after being deposited in the U.S. mail as




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certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

               (e) CHOICE OF LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws.

               (f) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

               (g) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

               (h) ARBITRATION. Any dispute or claim arising out of or in connection with this Agreement will be finally settled by binding arbitration in California in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision. This Section 12(h) shall not apply to the Confidentiality Agreement.

               (i) ADVICE OF COUNSEL. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

                            [Signature Page Follows]




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     The parties have executed this Agreement the date first written above.

                                    SINA.COM



                                    By:       /s/ Lip Bu Tan
                                       -----------------------------------------
                                               Lip Bu Tan
                                    Title:  Director of the Board of the Company
                                    Address:  2988 Campus Drive, Suite 100
                                              San Mateo, CA 94403




                                    THE EXECUTIVE:


                                    Signature:      /s/ Charles Guowei Chao
                                              ----------------------------------

                                    Address:  2988 Campus Drive, Suite 100
                                              San Mateo, CA 94403


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